Contact:  LEEANN GEPHART, CHIEF BANKING OFFICER
First Citizens Community Bank
15 S. Main Street
Mansfield, PA 16933
570-545-6005
570-662-8512 (fax)

citizens financial services, inc. reports unaudited first quarter 2025 financial results

MANSFIELD, PENNSYLVANIA— April 30, 2025 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three months ended March 31, 2025.

Highlights

•
Net income was $7.6 million for the three months ended March 31, 2025, which is 8.5% more than the net income for 2024’s comparable period. The increase was driven by the increase in net interest income before the provision for credit losses of $2.0 million offset by the gain on the sale of a division known as Braavo and Bank-owned life insurance (BOLI) death benefits received in 2024. The effective tax rate for the three months ended March 31, 2025 was 18.7% compared to 17.4% in the comparable period in 2024, with the increase due to a decrease in earnings on BOLI due to the passing of a former executive in 2024 and a decrease in the benefit of investments in low-income housing partnerships.

•
Net interest income before the provision for credit losses was $23.0 million for the three months ended March 31, 2025, an increase of $2,044,000, or 9.8%, over the same period a year ago and was primarily due to an increase in investment income and a decrease in interest expense on borrowings.

•
Return on average equity for the three months (annualized) ended March 31, 2025 was 10.00% compared to 9.95% for the three months (annualized) ended March 31, 2024. If the net impact of the Braavo transaction is excluded from 2024, the return on average equity for the three months (annualized) ended March 31, 2024 was 9.69% (non-GAAP). (1)

•	Return on average tangible equity for the three months (annualized) ended March 31, 2025 was 14.09% compared to 14.55% for the three months (annualized) ended March 31, 2024 (non-GAAP). (1)

•	Return on average assets for the three months (annualized) ended March 31, 2025 was 1.00% compared to 0.94% for the three months (annualized) ended March 31, 2024.

•
Non-performing assets decreased $1,130,000 since December 31, 2024 and totaled $27,482,000 as of March 31, 2025, which is $11,769,000 higher than the balance as of March 31, 2024. The increase from March 31, 2024 is due to loans acquired as part of the HVB acquisition. The Bank’s strategy during 2024 for certain acquired loans was to either improve the credit metrics of the non-performing loans or have the customers refinance the loans with another institution or sell the underlying collateral. The decrease since December reflects two large relationships being placed back on accrual status due to making consistent payments for at least six months. As a percent of loans, non-performing assets totaled 1.19%, 1.24% and 0.70% as of March 31, 2025, December 31, 2024 and March 31, 2024, respectively. While non-performing assets have increased significantly as of March 31, 2025 when compared to March 31, 2024, specific reserves for these assets have decreased from $1,987,000 to $1,603,000. The specific reserve for March 31, 2024 included $723,000 for loans that were secured by inventory that were charged-off in 2024.

First Quarter of 2025 Compared to the First Quarter of 2024

•
For the three months ended March 31, 2025, net income totaled $7,621,000 which compares to net income of $7,024,000 for the comparable period of 2024, an increase of $597,000 or 8.5%.  Basic earnings per share of $1.60 for the three months ended March 31, 2025 compares to $1.48 for the 2024 comparable period. Annualized return on equity for the three months ended March 31, 2025 and 2024 was 10.00% and 9.95%, while annualized return on assets was 1.00% and 0.94%, respectively.

•
Net interest income before the provision for credit losses for the three months ended March 31, 2025 totaled $23,002,000 compared to $20,958,000 for the three months ended March 31, 2024, resulting in an increase of $2,044,000, or 9.8%. Average interest earning assets increased $58.7 million for the three months ended March 31, 2025 compared to the same period last year, primarily due to the HVB acquisition. Average loans increased $49.0 million, while average investment securities increased $15.2 million. The tax effected net interest margin for the three months ended March 31, 2025 was 3.30% compared to 3.05% for the same period last year. The yield on interest earning assets increased eight basis points to 5.57%, while the cost of interest bearing liabilities decreased nine basis points to 2.80%.

•
The provision for the first quarter of 2025 of $625,000 was driven by the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds compared to $785,000 for the first quarter of 2024, which was driven by the annual updates for 2024 as well as provision for Braavo-related loans that were not sold.

•
Total non-interest income was $3,427,000 for the three months ended March 31, 2025, $1,544,000 less than the comparable period last year.  The primary drivers of the decrease were the gain on the sale of assets associated with Braavo and BOLI death benefits received in 2024. Additionally due to the interest rate environment, gains on the sale of loans is lower in 2025 than 2024.

•
Total non-interest expenses for the three months ended March 31, 2025 totaled $16,428,000 compared to $16,643,000 for the same period last year, which is a decrease of $215,000, or 1.3%. Professional fees decreased due to the legal fees associated with the sale of certain Braavo assets during 2024. ORE expenses increased due to the gain on the sale of an ORE property recorded in 2024.

•
The provision for income taxes increased $278,000 when comparing the three months ended March 31, 2025 to the same period in 2024. This increase was attributable to increase in income before provision for income taxes of $875,000 and death benefits received upon the passing of a former employees in 2024 that are not subject to income tax.  The effective tax rate was 18.7% and 17.4% for the three months ended March 31, 2025 and 2024, respectively.

Balance Sheet and Other Information:

•
At March 31, 2025, total assets were $3.02 billion compared to $3.03 billion at December 31, 2024 and $2.92 billion at March 31, 2024. The loan to deposit ratio as of March 31, 2025 was 97.92% compared to 97.11% as of December 31, 2024 and 97.25% as of March 31, 2024.

•
Available for sale securities of $430.7 million at March 31, 2025 increased $4.8 million from December 31, 2024 and $25.8 million from March 31, 2024. The yield on the investment portfolio increased from 2.29% to 2.85% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. Investment activity for 2025 has focused on replacing securities as they mature.

•	Net loans totaled $2.29 billion at both March 31, 2025 and December 31, 2024. In comparison to March 31, 2024, loans have grown $75.5 million due to an increase in outstanding student loans.

•
The allowance for credit losses - loans totaled $22,081,000 at March 31, 2025 which is an  increase of $382,000 from December 31, 2024 and is due to changes in expected prepayment speeds and economic forecasts. The provision for credit losses on loans was $538,000 for the first quarter of 2025. Loan recoveries and charge-offs were $29,000 and $185,000, respectively, for the three months ended March 31, 2025. The allowance as a percent of total loans was 0.95% as of March 31, 2025 and 0.94% as of December 31, 2024.

•
Deposits decreased $17.2 million from December 31, 2024, to $2.36 billion at March 31, 2025. Competitive pressure for deposits remains high. Brokered CD’s have decreased $14.6 million since  December 31, 2024, accounting for most of the change since year end.

•	Borrowed funds totaled $302.0 million as of March 31, 2025, a $4.3 million increase from December 31, 2024.

•
Stockholders’ equity totaled $308.3 million at March 31, 2025, compared to $299.7 million at December 31, 2024, an increase of $8.6 million. Excluding accumulated other comprehensive loss (AOCL), stockholders equity increased $5.3 million and totals $328.5 million (non-GAAP). The increase in stockholders equity, excluding AOCL, was attributable to net income for the three months ended March 31, 2025 totaling $7.6 million, offset by cash dividends for the first quarter totaling $2.3 million. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCL decreased $3.3 million from December 31, 2024.

Dividend Declared

On March 4, 2025, the Board of Directors declared a cash dividend of $0.495 per share, which was paid on March 28, 2025 to shareholders of record at the close of business on March 14, 2025. This quarterly cash dividend is an increase of 2.1% over the regular cash dividend of $0.485 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2024.

Citizens Financial Services, Inc. has nearly 1,850 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The
	Three Months Ended
	March 31,
	2025	2024
Income and Performance Ratios
Net Income	$ 7,621	$ 7,024
Return on average assets (annualized)	1.00%	0.94%
Return on average equity (annualized)	10.00%	9.95%
Return on average tangible equity (annualized) (a)	14.09%	14.55%
Net interest margin (tax equivalent) (a)	3.30%	3.05%
Earnings per share - basic (b)	$ 1.60	$ 1.48
Earnings per share - diluted (b)	$ 1.60	$ 1.48
Cash dividends paid per share (b)	$ 0.495	$ 0.485
Number of shares used in computation - basic (b)	4,750,538	4,748,442
Number of shares used in computation - diluted (b)	4,751,943	4,748,442

Asset quality
Allowance for credit losses - loans	$ 22,081	$ 21,598
Non-performing assets	$ 27,482	$ 15,713
Allowance for credit losses - loans to total loans	0.95%	0.96%
Non-performing assets to total loans	1.19%	0.70%
Annualized net charge-offs to total loans	0.03%	0.12%

Equity
Book value per share (b)	$ 64.78	$ 59.47
Tangible Book value per share (a) (b)	$ 46.19	$ 40.70
Market Value per share (Last reported trade of month)	$ 58.05	$ 49.20
Common shares outstanding	4,759,672	4,706,993

Other
Average Full Time Equivalent Employees	379.7	394.1
Loan to Deposit Ratio	97.92%	97.25%
Trust assets under management	$ 178,007	$ 173,716
Brokerage assets under management	$ 397,204	$ 362,408

Balance Sheet Highlights	March 31,	December 31,	March 31,
	2025	2024	2024

Assets	$ 3,016,338	$ 3,025,724	$ 2,921,103
Investment securities	432,438	427,659	406,523
Loans (net of unearned income)	2,315,663	2,313,242	2,239,659
Allowance for credit losses - loans	22,081	21,699	21,598
Deposits	2,364,854	2,382,028	2,302,881
Stockholders' Equity	308,296	299,734	282,674

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,	March 31,
(in thousands except share data)	2025	2024	2024
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 28,127	$ 30,284	$ 14,047
Interest-bearing	8,659	11,918	15,572
Total cash and cash equivalents	36,786	42,202	29,619

Interest bearing time deposits with other banks	3,820	3,820	3,820

Equity securities	1,737	1,747	1,658

Available-for-sale securities	430,701	425,912	404,865

Loans held for sale	6,054	9,607	8,346

Loans (net of allowance for credit losses - loans: $22,081 at March 31, 2025;
$21,699 at December 31, 2024 and $21,598 at March 31, 2024)	2,293,582	2,291,543	2,218,061

Premises and equipment	21,627	21,395	21,083
Accrued interest receivable	10,918	10,307	10,596
Goodwill	85,758	85,758	85,758
Bank owned life insurance	50,578	50,341	49,418
Other intangibles	2,707	2,892	3,450
Fair value of derivative instruments - asset	9,120	10,370	14,857
Deferred tax asset	14,436	15,199	17,672
Other assets	48,514	54,631	51,900

TOTAL ASSETS	$ 3,016,338	$ 3,025,724	$ 2,921,103

LIABILITIES:
Deposits:
Noninterest-bearing	$ 505,826	$ 532,776	$ 523,844
Interest-bearing	1,859,028	1,849,252	1,779,037
Total deposits	2,364,854	2,382,028	2,302,881
Borrowed funds	302,027	297,721	283,565
Accrued interest payable	3,143	4,693	4,123
Fair value of derivative instruments - liability	5,196	5,817	8,698
Other liabilities	32,822	35,731	39,162
TOTAL LIABILITIES	2,708,042	2,725,990	2,638,429
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2025 or 2024	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at March 31, 2025, December 31, 2024 and
March 31, 2024: issued 5,207,824 at March 31, 2025 and 5,207,577 at December 31, 2024	5,208	5,208	5,161
and 5,160,754 at March 31, 2024	145,010	144,984	143,227
Retained earnings	194,709	189,443	177,693
Accumulated other comprehensive loss	(20,239)	(23,521)	(26,620)
Treasury stock, at cost: 448,152 at March 31, 2025 and 447,965 shares
at December 31, 2024 and 453,763 shares at March 31, 2024	(16,392)	(16,380)	(16,787)
TOTAL STOCKHOLDERS' EQUITY	308,296	299,734	282,674
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 3,016,338	$ 3,025,724	$ 2,921,103

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2025	2024
INTEREST INCOME:
Interest and fees on loans	$ 35,556	$ 35,133
Interest-bearing deposits with banks	143	243
Investment securities:
Taxable	2,339	1,624
Nontaxable	547	532
Dividends	429	401
TOTAL INTEREST INCOME	39,014	37,933
INTEREST EXPENSE:
Deposits	12,294	12,321
Borrowed funds	3,718	4,654
TOTAL INTEREST EXPENSE	16,012	16,975
NET INTEREST INCOME	23,002	20,958
Provision for credit losses	625	785
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	22,377	20,173
NON-INTEREST INCOME:
Service charges	1,291	1,372
Trust	224	244
Brokerage and insurance	683	665
Gains on loans sold	272	417
Equity security (losses) gains, net	(11)	55
Earnings on bank owned life insurance	346	668
Gain on sale of Braavo division	-	1,102
Other	622	448
TOTAL NON-INTEREST INCOME	3,427	4,971
NON-INTEREST EXPENSES:
Salaries and employee benefits	10,289	10,290
Occupancy	1,356	1,324
Furniture and equipment	265	236
Professional fees	517	703
FDIC insurance expense	450	525
Pennsylvania shares tax	319	310
Amortization of intangibles	127	149
Software expenses	432	514
Other real estate owned expenses (recovery)	119	(13)
Other	2,554	2,605
TOTAL NON-INTEREST EXPENSES	16,428	16,643
Income before provision for income taxes	9,376	8,501
Provision for income tax expense	1,755	1,477
NET INCOME	$ 7,621	$ 7,024

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.60	$ 1.48
Net Income - Diluted	$ 1.60	$ 1.48
Cash Dividends Paid	$ 0.495	$ 0.485

Number of shares used in computation - basic	4,750,538	4,748,442
Number of shares used in computation - diluted	4,751,943	4,748,442

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Interest income	$ 39,014	$ 39,793	$ 38,689	$ 37,902	$ 37,933
Interest expense	16,012	16,920	17,365	16,602	16,975
Net interest income	23,002	22,873	21,324	21,300	20,958
Provision (release) for credit losses	625	-	(200)	2,002	785
Net interest income after provision (release) for credit losses	22,377	22,873	21,524	19,298	20,173
Non-interest income	3,438	3,321	3,596	3,423	4,916
Investment securities (losses) gains , net	(11)	18	159	(87)	55
Non-interest expenses	16,428	16,668	16,029	16,246	16,643
Income before provision for income taxes	9,376	9,544	9,250	6,388	8,501
Provision for income tax expense	1,755	1,561	1,714	1,113	1,477
Net income	$ 7,621	$ 7,983	$ 7,536	$ 5,275	$ 7,024
Earnings Per Share - Basic	$ 1.60	$ 1.68	$ 1.59	$ 1.11	$ 1.48
Earnings Per Share - Diluted	$ 1.60	$ 1.68	$ 1.59	$ 1.11	$ 1.48

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended March 31,
	2025			2024
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
Short-term investments:
Interest-bearing deposits at banks	23,985	114	1.93	29,184	212	2.92
Interest bearing time deposits at banks	3,820	29	3.08	4,054	31	3.08
Investment securities:
Taxable	382,640	2,768	2.89	362,963	2,025	2.23
Tax-exempt (3)	103,015	693	2.69	107,497	674	2.51
Investment securities	485,655	3,461	2.85	470,460	2,699	2.29
Loans: (2)(3)(4)
Residential mortgage loans	352,194	5,099	5.87	359,720	5,059	5.66
Construction loans	163,440	2,922	7.25	189,898	3,491	7.39
Commercial Loans	1,255,129	19,426	6.28	1,236,308	19,519	6.35
Agricultural Loans	356,868	4,726	5.37	344,468	4,405	5.14
Loans to state & political subdivisions	53,731	517	3.90	56,648	550	3.90
Other loans	164,774	2,968	7.31	110,140	2,217	8.10
Loans, net of discount (2)(3)(4)	2,346,136	35,658	6.16	2,297,182	35,241	6.17
Total interest-earning assets	2,859,596	39,262	5.57	2,800,880	38,183	5.48
Cash and due from banks	9,620			9,822
Bank premises and equipment	21,545			21,289
Other assets	175,273			178,841
Total non-interest earning assets	206,438			209,952
Total assets	3,066,034			3,010,832
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	17,640	40	0.94	-	-	-
NOW accounts	739,808	4,054	2.22	799,968	5,223	2.63
Savings accounts	292,981	348	0.48	302,091	387	0.52
Money market accounts	417,907	3,025	2.94	381,042	2,793	2.95
Certificates of deposit	507,944	4,827	3.85	422,420	3,918	3.73
Total interest-bearing deposits	1,976,280	12,294	2.52	1,905,521	12,321	2.60
Other borrowed funds	346,416	3,718	4.35	375,972	4,654	4.98
Total interest-bearing liabilities	2,322,696	16,012	2.80	2,281,493	16,975	2.99
Demand deposits	371,893			370,951
Other liabilities	43,493			49,488
Total non-interest-bearing liabilities	415,386			420,439
Stockholders' equity	327,952			308,900
Total liabilities & stockholders' equity	3,066,034			3,010,832
Net interest income		23,250			21,208
Net interest spread (5)			2.77%			2.49%
Net interest income as a percentage
of average interest-earning assets			3.30%			3.05%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Real estate:
Residential	$ 350,221	$ 351,398	$ 353,254	$ 354,588	$ 357,779
Commercial	1,117,240	1,121,435	1,110,548	1,110,269	1,115,900
Agricultural	329,985	327,722	331,734	327,057	318,413
Construction	168,896	164,326	178,706	180,157	184,506
Consumer	129,943	133,207	143,064	70,542	53,101
Other commercial loans	137,529	131,310	134,285	130,851	129,438
Other agricultural loans	28,488	29,662	24,537	26,247	24,345
State & political subdivision loans	53,361	54,182	54,874	56,005	56,177
Total loans	2,315,663	2,313,242	2,331,002	2,255,716	2,239,659
Less: allowance for credit losses - loans	22,081	21,699	21,695	22,797	21,598
Net loans	$ 2,293,582	$ 2,291,543	$ 2,309,307	$ 2,232,919	$ 2,218,061

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 9,632	$ 8,015	$ 7,423	$ 20,652	$ 6,311

Non-accrual loans	$ 23,545	$ 25,701	$ 20,858	$ 14,949	$ 14,693
Loans past due 90 days or more and accruing	1,393	276	701	285	820
Non-performing loans	$ 24,938	$ 25,977	$ 21,559	$ 15,234	$ 15,513
Other real estate owned	2,544	2,635	2,486	2,690	200
Total Non-performing assets	$ 27,482	$ 28,612	$ 24,045	$ 17,924	$ 15,713

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2025	2024	2024	2024	2024
Balance, beginning of period	$ 21,699	$ 21,695	$ 22,797	$ 21,598	$ 21,153
Charge-offs	(185)	(105)	(1,212)	(682)	(674)
Recoveries	29	19	10	7	7
Net charge-offs	(156)	(86)	(1,202)	(675)	(667)
Provision for credit losses - loans	538	90	100	1,874	1,112
Balance, end of period	$ 22,081	$ 21,699	$ 21,695	$ 22,797	$ 21,598

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	March 31
	2025	2024
Tangible Equity
Stockholders Equity - GAAP	$ 308,296	$ 282,674
Intangible Assets	(88,465)	(89,208)
Tangible Equity - Non-GAAP	219,831	193,466
Shares outstanding adjusted for June 2024 stock Dividend	4,759,672	4,753,582
Tangible Book value per share - Non-GAAP	$ 46.19	$ 40.70

	As of
	March 31
	2025	2024
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 64.78	$ 59.47
Adjustment for intangible assets	(18.59)	(18.77)
Tangible Book value per share - Non-GAAP	$ 46.19	$ 40.70

	For the Three Months Ended
	March 31,
	2025	2024
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders Equity - GAAP	$ 3,042,963	$ 2,984,407
Average AOCL	(23,071)	(26,416)
Average Assets, Excluding AOCL - Non-GAAP	3,066,034	3,010,823
Net Income - GAAP	$ 7,621	$ 7,024
Annualized Return on Average Assets-GAAP	1.00%	0.94%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	0.99%	0.93%

	For the Three Months Ended
	March 31,
	2025	2024
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders Equity - GAAP	$ 304,881	$ 282,484
Average AOCL	(23,071)	(26,416)
Average Stockholder's Equity, Excluding AOCL - Non-GAAP	327,952	308,900
Net Income - GAAP	$ 7,621	$ 7,024
Annualized Return on Average Stockholder's Equity-GAAP	10.00%	9.95%
Annualized Return on Average Stockholder's Equity, Excluding AOCL - Non-GAAP	9.30%	9.10%

	For the Three Months Ended
	March 31,
	2025	2024
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 304,881	$ 282,484
Average Intangible Assets	(88,570)	(89,321)
Average Tangible Equity - Non-GAAP	216,311	193,163
Net Income - GAAP	$ 7,621	$ 7,024
Annualized Return on Average Tangible Equity Non-GAAP	14.09%	14.55%

	For the Three Months Ended
	March 31,
	2025	2024
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs
Net Income - GAAP	$ 7,621	$ 7,024
After tax gain on sale of Braavo, net of legal fees	-	(712)
After tax provisision associatated with Braavo loans remaining after sale	-	529
Net Income excluding merger and acquisition costs - Non-GAAP	$ 7,621	$ 6,841
Average Assets	3,042,963	2,984,407
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	1.00%	0.92%

Average Stockholders Equity - GAAP	$ 304,881	$ 282,484
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	10.00%	9.69%

Average Tangible Equity - Non-GAAP	216,311	193,163
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, and merger and acquisition costs - Non-GAAP	14.09%	14.17%

	For the Three Months Ended
	March 31,
	2025	2024
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 7,621	$ 7,024
After tax gain on sale of Braavo, net of legal fees	-	(712)
After tax provisision associatated with Braavo loans remaining after sale	-	529
Net income excluding one time items - Non-GAAP	$ 7,621	$ 6,841
Number of shares used in computation - basic	4,750,538	4,748,442
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax,   and  merger and acquisition costs - Non-GAAP
	$ 1.60	$ 1.44

	For the Three Months Ended
	March 31,
Reconciliation of net interest income on fully taxable equivalent basis	2025	2024
Total interest income	$ 39,014	$ 37,933
Total interest expense	16,012	16,975
Net interest income	23,002	20,958
Tax equivalent adjustment	248	250
Net interest income (fully taxable equivalent) - Non-GAAP	$ 23,250	$ 21,208